Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Mark McFatridge | CEO
Matt Machen | CFO
501.975.6033

Bear State Financial, Inc. Announces First Quarter 2016 Earnings

FINANCIAL HIGHLIGHTS:

●	First quarter GAAP net income was $3.3 million or $0.09 per common share, compared to GAAP net income of $2.3 million or $0.07 per common share for the first quarter of 2015.

●	First quarter 2016 core earnings were $3.7 million or $0.10 per common share, compared to core earnings of $2.8 million or $0.08 per common share in the first quarter of 2015.

●	Book value per common share was $5.96 at March 31, 2016, a 15% increase from $5.19 at March 31, 2015.

●	During the first quarter of 2016 Bear State Financial completed the consolidation and integration of Metropolitan National Bank, Springfield, MO into the Bear State Bank charter.

Little Rock, AR – April 20, 2016 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $3.3 million and earnings per diluted common share of $0.09 in the first quarter of 2016, compared to earnings of $2.3 million or $0.07 per diluted common share in the first quarter of 2015. Core earnings for the first quarter of 2016 were $3.7 million or $0.10 per diluted common share compared to core earnings of $2.8 million or $0.08 per diluted common share in the first quarter of 2015.

On February 22, 2016, the Company consolidated the Metropolitan National Bank (Springfield, MO) (“MNB”) charter into the Bear State Bank charter and converted MNB’s systems to the Company’s core technology platform. The Company has begun experiencing significant operational and organizational improvements as a result of the charter consolidation and systems conversion, the benefits of which are expected to be realized in the second quarter of 2016. In addition, the Company intends to consolidate six locations, or 11% of the branch network, by the end of April. The Company has notified all customers affected by these consolidations, and will be automatically transferring customer accounts to the next most convenient location.

“Our first quarter results continue to highlight the strengths of Bear State – disciplined growth, operational efficiency, and the ability to acquire and integrate,” said Mark McFatridge, President and CEO at Bear State Financial.  “Only eight months after announcing the acquisition, we successfully completed the charter consolidation and systems integration of Metropolitan National Bank during the quarter.  Our previously announced closure of 11% of our branch network will be completed during the second quarter. This initiative will improve operational efficiencies and reduce market overlaps.  Additionally, our teammates continue to do a tremendous job in uncovering lending opportunities.  While many of these opportunities are with creditworthy borrowers that we would love to bank, the competitive banking environment in which we operate is dictating terms that fall outside of our disciplined risk culture.  We have, however, had significant success in our strategic initiative of diversifying our lending portfolio, as evidenced by the 5% growth in commercial and industrial loans during the quarter.  This initiative will allow us the opportunity for relationships where we can fully deliver the value of the Bear.”

FINANCIAL CONDITION

Total assets were $1.92 billion at March 31, 2016, a 30% increase compared to $1.48 billion at March 31, 2015. Total deposits were $1.61 billion at March 31, 2016, a 30% increase compared to $1.24 billion at March 31, 2015. The increase in both assets and deposits was primarily due to the MNB acquisition on October 1, 2015. Total loans were $1.46 billion at March 31, 2016, an increase of $418 million, or 40% compared to the March 31, 2015.

Total stockholders’ equity was $224 million at March 31, 2016, a 29% increase from $173 million at March 31, 2015. Tangible common stockholders’ equity was $172 million at March 31, 2016, a 23% increase from $140 million at March 31, 2015. Book value per common share was $5.96 at March 31, 2016, a 15% increase from $5.19 at March 31, 2015. Tangible book value per common share was $4.59 at March 31, 2016, a 9% increase from $4.20 at March 31, 2015. The Company’s ratio of total stockholders’ equity to total assets decreased to 11.64% at March 31, 2016, compared to 11.72% at March 31, 2015. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized first quarter 2016 net income of $3.3 million or $0.09 per diluted common share compared to net income of $2.3 million or $0.07 per diluted common share in the first quarter of 2015, resulting in a return on average assets of 0.71% in the first quarter of 2016, compared to 0.61% in the first quarter of 2015. Calculation of net income in accordance with GAAP includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The reconciliation of GAAP net income and core earnings, a non-GAAP financial measure, together with related financial measures and ratios is included in the schedules accompanying this release.

First quarter 2016 core earnings totaled $3.7 million or $0.10 per diluted common share, compared to core earnings of $2.8 million or $0.08 per diluted common share in the first quarter of 2015. The core return on average assets measured 0.77% and 0.76%, core return on average equity measured 6.61% and 6.58% and core return on average tangible equity measured 8.58% and 8.14% each for the first quarters of 2016 and 2015, respectively. Non-core items during the first quarter of 2016 included merger, acquisition and integration expenses of $250,000, rebranding expenses of $195,000 related to the acquisition of MNB, branch reduction expenses of $63,000 and a loss on sale of securities of $2,000. Collectively, the effect of all non-core items, net of taxes, decreased GAAP net income by approximately $315,000, or approximately $0.01 of diluted earnings per share.

Net interest income for the first quarter of 2016 was $16.9 million compared to $12.6 million for the same period in 2015. Interest income for the first quarter of 2016 was $18.8 million compared to $14.1 million for the same period in 2015. The increase in interest income for the first quarter of 2016 compared to the same period in 2015 was primarily related to increases in the average balances of loans receivable and investment securities as a result of the MNB acquisition. Interest expense for the first quarter of 2016 was $1.9 million compared to $1.5 million for the same period in 2015. The increase in interest expense for the first quarter of 2016 compared to the same period in 2015 was primarily due to an increase in the average balance of deposit accounts as a result of the MNB acquisition.

Net interest margin measured 4.03% for the first quarter of 2016, compared to 3.85% for the same period in 2015. The Company’s net interest margin increased primarily as a result of an increase in average yield on interest earning assets resulting from a higher percentage of loans in the mix of interest earning assets. The average cost of total interest-bearing liabilities decreased to 0.51% for the first quarter 2016, compared to 0.54% for the same period in 2015.

Noninterest income is generated primarily through deposit account fee income, profit on sale of loans, and earnings on life insurance policies. Total noninterest income for the three months ended March 31, 2016 increased to $3.7 million from $3.1 million for the same period in 2015, an 18% increase. The increase was primarily due to an increase in deposit fee income and gain on sale of loans. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the acquisition of MNB. The increase in gain on sale of loans was due to an increase in the number of mortgage loans sold and the average profit per loan.

Total noninterest expense increased $3.1 million or 25% during the first quarter of 2016 compared to the first quarter of 2015. The variance in total noninterest expense was primarily due to expenses incurred in connection with the MNB acquisition. The Company’s core efficiency ratio was 71.96% in the first quarter of 2016 compared to 71.88% in the first quarter of 2015.

The ratio of nonperforming assets to total assets increased to 1.23% at March 31, 2016, compared to 0.99% at March 31, 2015. The increase in nonperforming assets is primarily attributable to a single relationship that management continues to actively monitor.  Recently occurring developments have been encouraging and management anticipates a resolution of this matter later this year.  Management believes that current reserves adequately reflect its estimated loss exposure. The allowance for loan losses represented 1.02% of total loans at March 31, 2016, compared to 1.32% at March 31, 2015. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 1.99% at March 31, 2016, compared to 2.20% at March 31, 2015. The ratio of the allowance for loan losses to nonperforming loans was 72.84% at March 31, 2016, compared to 138.60% at March 31, 2015. Annualized net charge-offs as a percentage of average loans for the quarter ended March 31, 2016 was 0.04% compared to 0.08% for the quarter ended March 31, 2015. Provision for loan losses increased from $300,000 for the first quarter of 2015 to $489,000 for the first quarter of 2016. The increase in provision is attributable to loan originations and a migration of the MNB and First National renewed loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 55 branches and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation due to the importance of these non-GAAP measures to the investment community. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s plans to reduce the total number of its retail branches and the Company’s future expectations regarding certain nonperforming assets. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands)

	March	December	September	June	March
	2016	2015	2015	2015	2015

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$555,264	$561,910	$401,044	$378,878	$388,043
Consumer real estate - mortgage loans	395,509	401,594	309,951	307,183	315,082
Farmland	93,380	94,235	53,192	48,058	50,244
Construction and land development	117,283	116,015	93,688	103,094	100,918
Commercial and industrial loans	258,479	246,304	186,772	185,266	152,913
Consumer and other	37,673	38,594	32,428	32,455	32,613
Total loans	1,457,588	1,458,652	1,077,075	1,054,934	1,039,813
Allowance for loan losses	(14,866)	(14,550)	(13,975)	(13,854)	(13,762)
Investment securities	185,143	198,585	164,564	182,525	176,599
Goodwill	40,196	40,196	25,717	25,717	25,717
Core deposit intangible, net	11,119	11,374	6,869	7,026	7,182
Total assets	1,922,301	1,920,216	1,470,725	1,451,281	1,477,597
Noninterest-bearing deposits	216,173	234,879	173,525	168,225	176,924
Total deposits	1,610,718	1,607,683	1,209,176	1,208,800	1,236,258
Short term borrowings	8,990	12,075	10,366	3,530	5,576
FHLB advances	50,178	53,518	49,457	41,591	38,936
Other borrowings	22,681	18,862	18,843	18,450	18,706
Total stockholders' equity	223,798	223,157	178,670	174,831	173,128

Balance sheet data, quarterly averages:
Total loans	$1,461,091	$1,445,357	$1,077,500	$1,059,235	$1,045,946
Investment securities	206,258	209,629	180,831	189,285	183,857
Total earning assets	1,702,917	1,699,227	1,294,619	1,294,523	1,325,125
Goodwill	40,196	40,216	25,717	25,717	25,717
Core deposit intangible, net	11,284	11,549	6,972	7,127	7,284
Total assets	1,920,833	1,920,617	1,466,342	1,468,521	1,504,716
Noninterest-bearing deposits	221,909	234,206	176,219	173,248	175,457
Interest-bearing deposits	1,369,759	1,364,403	1,036,330	1,055,200	1,072,255
Total deposits	1,591,668	1,598,609	1,212,549	1,228,448	1,247,712
Short term borrowings	12,163	26,872	6,166	4,481	11,902
FHLB advances	64,488	47,127	47,614	38,625	50,206
Other borrowings	25,353	18,983	18,641	18,564	18,482
Total stockholders' equity	224,416	223,083	177,824	175,025	172,811

Statement of operations data for the three months ended:
Interest income	$18,790	$19,468	$13,749	$13,523	$14,106
Interest expense	1,864	1,744	1,529	1,563	1,528
Net interest income	16,926	17,724	12,220	11,960	12,578
Provision for loan losses	489	866	331	300	300
Net interest income after provision for loan losses	16,437	16,858	11,889	11,660	12,278
Noninterest income	3,673	3,721	3,318	3,397	3,111
Noninterest expense	15,331	17,044	10,465	11,273	12,237
Income before taxes	4,779	3,535	4,742	3,784	3,152
Income tax provision (benefit)	1,436	972	1,529	1,253	885
Net income	$3,343	$2,563	$3,213	$2,531	$2,267

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

	March	December	September	June	March
	2016	2015	2015	2015	2015

Common stock data:
Net income per share, diluted	$0.09	$0.07	$0.10	$0.08	$0.07
Core earnings per share, diluted	$0.10	$0.11	$0.10	$0.09	$0.08
Book value per share	$5.96	$5.87	$5.36	$5.24	$5.19
Tangible book value per share	$4.59	$4.52	$4.38	$4.26	$4.20
Diluted weighted average shares outstanding	37,918,188	38,173,234	33,497,298	33,521,490	33,551,776
End of period shares outstanding	37,560,031	37,987,722	33,349,512	33,375,753	33,375,753

Profitability and performance ratios:
Return on average assets	0.71%	0.53%	0.87%	0.69%	0.61%
Core return on average assets	0.77%	0.86%	0.90%	0.79%	0.76%
Return on average equity	6.04%	4.56%	7.17%	5.80%	5.32%
Core return on average equity	6.61%	7.41%	7.41%	6.65%	6.58%
Core return on average tangible equity	8.58%	9.65%	9.07%	8.18%	8.14%
Net interest margin	4.03%	4.14%	3.74%	3.71%	3.85%
Noninterest income to total revenue	17.83%	17.35%	21.35%	22.12%	19.83%
Noninterest income to average assets	0.78%	0.77%	0.90%	0.93%	0.84%
Noninterest expense to average assets	3.24%	3.52%	2.83%	3.08%	3.30%
Efficiency ratio(1)	71.96%	67.66%	66.24%	69.51%	71.88%
Average loans to average deposits	91.80%	90.41%	88.86%	86.23%	83.83%
Securities to total assets	9.63%	10.34%	11.19%	12.58%	11.95%

Asset quality ratios:
Allowance for loan losses to total loans	1.02%	1.00%	1.30%	1.31%	1.32%
Allowance for loan losses to non-performing loans	72.84%	75.23%	83.18%	134.94%	138.60%
Nonperforming loans to total loans	1.40%	1.36%	1.56%	0.97%	0.95%
Nonperforming assets to total assets	1.23%	1.22%	1.30%	0.94%	0.99%
Annualized net charge offs to average total loans	0.04%	0.08%	0.08%	0.08%	0.08%

Regulatory capital ratios:
Tier 1 leverage ratio	9.15%	9.15%	9.83%	9.54%	8.96%
Common equity tier 1 capital ratio	10.63%	10.62%	11.77%	11.59%	11.39%
Tier 1 capital to risk weighted assets	10.63%	10.62%	11.77%	11.59%	11.39%
Total capital to risk weighted assets	11.55%	11.52%	12.94%	12.77%	12.58%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.

 BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except share data)

(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$64,699	$52,131
Interest-bearing time deposits in banks	10,681	10,930
Federal funds sold	516	18
Investment securities available for sale	185,143	198,585
Other investment securities, at cost	10,490	9,563
Loans receivable, net of allowance of $14,866 and $14,550, respectively	1,442,722	1,444,102
Loans held for sale	10,103	7,326
Accrued interest receivable	5,927	6,157
Real estate owned - net	3,164	3,642
Office properties and equipment - net	63,250	63,641
Cash surrender value of life insurance	56,014	52,602
Goodwill	40,196	40,196
Core deposit intangible - net	11,119	11,374
Deferred tax asset, net	15,009	16,713
Prepaid expenses and other assets	3,268	3,236

TOTAL	$1,922,301	$1,920,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$216,173	$234,879
Interest bearing deposits	1,394,545	1,372,804
Total deposits	1,610,718	1,607,683
Short term borrowings	8,990	12,075
Other borrowings	72,859	72,380
Other liabilities	5,936	4,921

Total liabilities	1,698,503	1,697,059

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at March 31, 2016 and December 31, 2015	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,560,031 and 37,987,722 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	376	380
Additional paid-in capital	208,476	211,817
Accumulated other comprehensive income	1,029	386
Retained earnings	13,917	10,574

Total stockholders’ equity	223,798	223,157

TOTAL	$1,922,301	$1,920,216

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except earnings per share)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
INTEREST INCOME:
Loans receivable	$17,685	$13,204
Investment securities:
Taxable	537	298
Nontaxable	485	508
Other	83	96
Total interest income	18,790	14,106

INTEREST EXPENSE:
Deposits	1,515	1,304
Other borrowings	349	224
Total interest expense	1,864	1,528

NET INTEREST INCOME	16,926	12,578

PROVISION FOR LOAN LOSSES	489	300

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,437	12,278

NONINTEREST INCOME:
Net gain (loss) on sales of investment securities	(2)	88
Deposit fee income	2,150	1,739
Earnings on life insurance policies	412	367
Gain on sale of loans	794	637
Other	319	280
Total noninterest income	3,673	3,111

NONINTEREST EXPENSES:
Salaries and employee benefits	8,250	6,459
Net occupancy expense	1,928	1,434
Real estate owned, net	28	38
Amortization of intangible assets	255	156
Data processing	1,433	1,169
Professional fees	379	376
Advertising and public relations	496	680
Postage and supplies	290	235
Other	2,272	1,690
Total noninterest expenses	15,331	12,237

INCOME BEFORE INCOME TAXES	4,779	3,152

INCOME TAX PROVISION	1,436	885

NET INCOME	$3,343	$2,267

Basic earnings per common share	$0.09	$0.07

Diluted earnings per common share	$0.09	$0.07

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(In thousands)

	Three Months Ended March 31,
	2016			2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,461,091	$17,685	4.91%	$1,045,946	$13,204	5.12%
Investment securities(2)	206,258	1,022	2.01	183,857	806	1.78
Other interest-earning assets	35,568	83	0.95	95,322	96	0.41
Total interest-earning assets	1,702,917	18,790	4.47	1,325,125	14,106	4.32
Noninterest-earning assets	217,916			179,591
Total assets	$1,920,833			$1,504,716
Interest-bearing liabilities:
Deposits	$1,369,759	1,515	0.45	$1,072,255	1,304	0.49
Other borrowings	102,004	349	1.39	80,590	224	1.13
Total interest-bearing liabilities	1,471,763	1,864	0.51	1,152,845	1,528	0.54
Noninterest-bearing deposits	221,909			175,457
Noninterest-bearing liabilities	2,745			3,603
Total liabilities	1,696,417			1,331,905
Stockholders' equity	224,416			172,811
Total liabilities and stockholders' equity	$1,920,833			$1,504,716

Net interest income		$16,926			$12,578
Net earning assets	$231,154			$172,280
Interest rate spread			3.96%			3.78%
Net interest margin			4.03%			3.85%
Ratio of interest-earning assets to Interest-bearing liabilities			11.71%			114.94%

(1) Includes nonaccrual loans.

(2) Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.

ASSET QUALITY ANALYSIS - UNAUDITED

(In thousands)

	March 31, 2016		December 31, 2015
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$8,438	0.45%	$6,455	0.34%	$1,983
Multifamily	157	0.01%	230	0.01%	(73)
Nonfarm nonresidential	5,657	0.29%	6,638	0.35%	(981)
Farmland	817	0.04%	973	0.05%	(156)
Construction and land development	871	0.05%	622	0.03%	249
Commercial	4,208	0.22%	4,235	0.22%	(27)
Consumer	260	0.01%	187	0.01%	73

Total nonaccrual loans	20,408	1.07%	19,340	1.01%	1,068

Accruing loans 90 days or more past due	--	--	451	0.02%	(451)

Real estate owned	3,164	0.16%	3,642	0.19%	(478)

Total nonperforming assets	23,572	1.23%	23,433	1.22%	139
Performing restructured loans	281	0.01%	284	0.01%	(3)

Total nonperforming assets and performing restructured loans (1)	$23,853	1.24%	$23,717	1.23%	$136

(1)

The table does not include substandard loans which were judged not to be impaired totaling $31.2 million at March 31, 2016 and $30.2 million at December 31, 2015 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at March 31, 2016.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY - UNAUDITED

(In thousands)

	For the Quarter Ending
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Net income available to common stockholders	$3,343	$2,563	$3,213	$2,531	$2,267
Average common stockholders' equity	224,416	223,083	177,824	175,025	172,811
Less Average Intangible Assets:
Goodwill	(40,196)	(40,216)	(25,717)	(25,717)	(25,717)
Core deposit intangible, net of accumulated amortization	(11,284)	(11,549)	(6,972)	(7,127)	(7,284)

Average tangible common stockholders' equity	$172,936	$171,318	$145,135	$142,181	$139,810

Annualized return on average tangible common stockholders' equity	7.8%	5.9%	8.8%	7.1%	6.6%

BEAR STATE FINANCIAL, INC.

CALCULATION OF RATIO OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED

(In thousands, except share data)

	For the Quarter Ending
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Total common stockholder's equity	$223,798	$223,157	$178,670	$174,831	$173,128
Less intangible assets:
Goodwill	(40,196)	(40,196)	(25,717)	(25,717)	(25,717)
Core deposit intangible, net of accumulated amortization	(11,119)	(11,374)	(6,869)	(7,026)	(7,182)
Total intangible assets	(51,315)	(51,570)	(32,586)	(32,743)	(32,899)
Total tangible common stockholder's equity	$172,483	$171,587	$146,084	$142,088	$140,229

Common Shares Outstanding	37,560	37,988	33,350	33,376	33,376

Tangible book value per common share	$4.59	$4.52	$4.38	$4.26	$4.20

BEAR STATE FINANCIAL, INC.

RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

		For the Quarter Ending
		March	December	September	June	March
		2016	2015	2015	2015	2015
Net income (loss)		$3,343	$2,563	$3,213	$2,531	$2,267
Adj: Loss (gain) on sale of securities, net		2	68	-	-	(88)
Adj: Merger, acquisition and integration expenses		250	1,081	166	441	565
Adj: Rebranding expenses		195	267	6	158	395
Adj: Branch reduction expenses		63
Adj: Data processing termination fees			1,186
Tax Effect of Adjustments		(195)	(996)	(66)	(229)	(334)
Total core income	(A)	$3,658	$4,169	$3,319	$2,901	$2,805

Total revenue		$20,599	$21,445	$15,538	$15,357	$15,689
Adj: Loss (gain) on sale of securities, net		2	68	-	-	(88)
Total core revenue		$20,601	$21,513	$15,538	$15,357	$15,601

Total non-interest expense		$15,331	$17,044	$10,465	$11,273	$12,237
Less: Merger, acquisition and integration expenses		(250)	(1,081)	(166)	(441)	(565)
Less: Rebranding expenses		(195)	(267)	(6)	(158)	(395)
Less: Branch reduction expenses		(63)	-	-	-	-
Less: Pension plan payment		-	-	-	-	-
Less: Real estate owned provision		-	-	-	-	-
Less: Data processing termination fees		-	(1,186)	-	-	-
Core noninterest expense		$14,823	$14,510	$10,293	$10,674	$11,277

Total average assets	(B)	$1,920,833	$1,920,617	$1,466,342	$1,468,521	$1,504,716
Total average stockholders' equity	(C)	224,416	223,083	177,824	175,025	172,811
Total average tangible stockholders' equity	(D)	172,936	171,318	145,135	142,181	139,810
Total tangible stockholders' equity, period end	(E)	172,483	171,587	146,084	142,088	140,229

Total common shares outstanding, period-end	(F)	37,560,031	37,987,722	33,349,512	33,375,753	33,375,753
Average diluted shares outstanding	(G)	37,918,188	38,173,234	33,497,298	33,521,490	33,551,776

Core earnings per share, diluted	(A/G)	$0.10	$0.11	$0.10	$0.09	$0.08
Tangible book value per share, period-end	(E/F)	$4.59	$4.52	$4.38	$4.26	$4.20

Core return on average assets	(A/B)	0.77%	0.86%	0.90%	0.79%	0.76%
Core return on average equity	(A/C)	6.61%	7.41%	7.41%	6.65%	6.58%
Core return on average tangible equity	(A/D)	8.58%	9.65%	9.07%	8.18%	8.14%
Efficiency ratio(1)		71.96%	67.66%	66.24%	69.51%	71.88%

(1)  Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.